UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

BILL THE BUTCHER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52439	20-5449905
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 1st Avenue South Seattle, WA	98134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 453-4418

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to our current report on Form 8-K filed April 4, 2012, is being filed to provide information regarding a lawsuit commenced against Bill the Butcher, Inc. by High Capital Funding to enforce the promissory note referred to in the original filing and to disclose the answer of Bill the Butcher, Inc., or the Company, to the complaint.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

High Capital Funding, LLC issued a notice of default to the Company on a $300,000 Promissory Note, or the Note, of the Company, dated May 5, 2011, due on February 15, 2012.  Default interest at a rate of 24% per annum is currently accruing on the Note.

On March 16, 2012, High Capital filed a complaint against the Company in the Federal District Court for the District of Nevada seeking the payment of the principal, accrued and accruing interest, and the expenses of collection.  The Company has asserted defenses to the complaint based on its belief that High Capital engaged in financial activities in Nevada without the necessary license from the Financial Institutions Division of the State of Nevada.  On April 5, 2012, the Company answered the complaint and asserted that High Capital’s claim is barred and the Note is unenforceable by the doctrines of laches, estoppel and unclean hands.

Item 9.01.  Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL THE BUTCHER, INC.
(Registrant)

Date:	April 13, 2012	By:	/s/ J’Amy Owens
		Name:	J’Amy Owens
		Title:	Chief Executive Officer